UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

GRACE THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
103 Carnegie Center Suite 300 Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 322-1602

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grace Therapeutics, Inc. (the “Company”) announced that Carrie D’Andrea will cease serving as Vice President of Clinical Operations of the Company and will no longer be employed by the Company effective June 5, 2026, which was approved by the Company on June 1, 2026. Ms. D’Andrea is expected to execute a separation agreement with the Company, pursuant to which Ms. D’Andrea will be entitled to receive certain severance benefits consistent with the Letter Agreement  between the Company and Ms. D’Andrea, dated November 12, 2025, which was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2025, as amended by Amendment No. 1, dated January 10, 2026, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on January 12, 2026 (collectively, (the “Letter Agreement”), conditioned upon her release of claims in favor of the Company, compliance with certain continuing obligations, including the non-competition and non-solicitation covenants of the Letter Agreement, and her obligations under her confidentiality of information and ownership of proprietary property agreement with the Company.

In connection with her separation from the Company, Ms. D’Andrea entered into a twelve-month Consulting Agreement (the “Consulting Agreement”) with the Company on June 5, 2026, pursuant to which she will provide certain consulting services to the Company (the “Services”) for a consulting fee of $250 per hour. In addition, during the term of the Consulting Agreement, any stock option awards that Ms. D’Andrea received during her employment by the Company under the  Grace Therapeutics, Inc. 2024 Equity Incentive Plan or the Acasti Pharma Inc. Stock Option Plan, as amended August 4, 2022 (collectively, the “Plans”), will continue to vest and will remain exercisable pursuant to the terms and conditions of the Plans as long as Ms. D’Andrea is providing services (or is willing to provide services) under the Consulting Agreement. Ms. D’Andrea will have 90 days from the termination of the Consulting Agreement to exercise any vested stock options.

The foregoing descriptions of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreement and Consulting Agreement. A copy of the executed Consulting Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. If and when the Separation Agreement is executed, the Company will file such agreement in an amendment to this Current Report on Form 8-K or in another filing with the Securities and Exchange Commission, as applicable.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Consulting Agreement by and between Carrie D’Andrea and the Company, dated June 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACE THERAPEUTICS, INC.

Date:	June 5, 2026	By:	/s/ Prashant Kohli
Prashant Kohli
Chief Executive Officer